 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 22, 2009
(Date of earliest event reported)

RAHAXI, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	0-28749	88-0446457
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 Mespil Road, Ballsbridge, Dublin 4, Ireland
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number:  353 1 6185060

____________________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities

Rahaxi, Inc. (the ”Company”) entered into a subscription agreement (”Agreement”) with an offshore investor, Pendle Properties Limited (”Purchaser”), for the sale of 100 million shares of Company common stock for $1.0 million dollars (an average price per share of $0.01) (the “Financing”).   The parties consummated the Financing concurrently with the execution of the Agreement, with the Purchaser paying the full purchase price and the Company issuing the shares.

The Financing was made pursuant to an exemption from registration under Regulation S and/or Regulation D under the Securities Act of 1933, as amended.  The Purchaser did not receive any registration rights and the shares will be restricted securities, subject to compliance with Rule 144 under the Securities Act, with respect to any resales.  No commissions were paid with respect to the Financing.

All dollar amounts referenced herein are in U.S. dollars.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.    Description of Exhibit
10.1                 Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAHAXI, INC.

By: /s/ Paul Egan
Paul Egan, President & CEO

Dated: April 24, 2009